Exhibit 10.1

SECOND AMENDMENT TO
SERVICES AGREEMENT

THIS SECOND AMENDMENT TO SERVICES AGREEMENT (this "Amendment") is entered into as of June 27, 2014 by and between CVR Refining, LP, a Delaware limited partnership ("MLP"), CVR Refining GP, LLC, a Delaware limited liability company ("GP"), and CVR Energy, Inc., a Delaware corporation ("CVR", and collectively with MLP and GP, the "Parties" and each, a "Party").

RECITALS

The Parties entered into a Services Agreement effective as of December 31, 2012, as amended February 17, 2014 (the "Agreement"), pursuant to which CVR agreed to provide the Services to the Services Recipients. The Parties desire to amend the Agreement in the manner set forth in this Amendment.

The parties agree as follows:

1.Capitalized Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

2.The definition of “Share-Based Compensation” contained in Section 1.01 of the Agreement is amended and restated to read as follows:

"Share-Based Compensation" means any compensation accruing or payable under any incentive or other compensation plan or program of an employer based upon changes in the equity value of such employer or any of its Affiliates (but excluding the MLP, CVR Partners, LP and their respective subsidiaries).

3.Effective Date. Each of the amendments contemplated by this Amendment is effective as of April 1, 2014 (the "Effective Date").

4.Ratify Agreement. Except as expressly amended hereby, the Agreement will remain unamended and in full force and effect in accordance with its terms. The amendments provided herein will be limited precisely as drafted and will not constitute an amendment of any other term, condition or provision of the Agreement. References in the Agreement to "Agreement", "hereof", "herein", and words of similar import are deemed to be a reference to the Agreement as amended by this Amendment.

5.Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

The parties have executed this Amendment as of the date first written above, but effective as of the Effective Date.

CVR Refining, LP By: CVR Refining GP, LLC, its general partner		CVR Refining GP, LLC
By:	/s/ Susan M. Ball	By:	/s/ Susan M. Ball
Name:	Susan M. Ball	Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer	Title:	Chief Financial Officer and Treasurer

CVR Energy, Inc.
By:	/s/ John J. Lipinski
Name:	John J. Lipinski
Title:	Chief Executive Officer and President